SHARE EXCHANGE AGREEMENT

BETWEEN HITCOM CORPORATION AND SCOTT BEIL

For the Purchase of Eighty Percent (80%) of the Outstanding Common Stock of

ONE PLUS MARKETING, INC.

Dated:  April 14, 1997

TABLE OF CONTENTS

ARTICLE I	TERMS OF PURCHASE AND SALE
	1.0  Exchange of Stock
	1.1  Closing

ARTICLE II	REPRESENTATIONS, WARRANTIES AND COVENANTS OF

	2.0   Organization, Qualification and Authorization
 2.1   Capitalization
	2.2   No Additional Stock Issuable
	2.3   Subsidiaries and Partnership Interests
	2.4   Authority; No Conflict
	2.5   Financial Statements
	2.6   Books and Records
	2.7   Title to Properties; Encumbrances
	2.8   Condition and Sufficiency of Assets
	2.9   Accounts Receivable
	2.10  Inventory
	2.11  No Undisclosed Liabilities
	2.12  Taxes
	2.13  No Material Adverse Change
	2.14  Labor Agreements, Benefit Plans and Employment
Agreements
	2.15  ERISA
	2.16  Employees and Consultants
	2.17  Overtime, Back Wages, Vacations, and Minimum
Wages
	2.18  Discrimination, Occupational Safety,
Environmental Control and Other Statutes and Regulations
 	2.19  Contracts and Commitments
	2.20  Insurance
	2.21  Litigation
	2.22  Proprietary Rights
	2.23  No Breach of Statute, Decree, Order or Contract
 2.24  Guaranties
	2.25  Transactions With Affiliates, Directors and
Others
	2.26  Officers and Directors
	2.27  Beil Investment Intent
	2.28  Brokers or Finders
	2.29  Disclosure
	2.30  Survival

ARTICLE III	REPRESENTATIONS, WARRANTIES AND COVENANTS OF
	3.0   Organization, Qualification and Authorization
	3.1   Capitalization
	3.2   Derivative Securities
	3.3   SEC Requirements.
	3.4   Subsidiaries and Partnership Interests
	3.5   Authority; No Conflict
	3.6   Financial Statements
	3.7   Books and Records
	3.8   Title to Properties; Encumbrances
	3.9   Condition and Sufficiency of Assets
	3.10  Accounts Receivable
	3.11  Inventory
	3.12  No Undisclosed Liabilities
	3.13  Taxes
	3.14  No Material Adverse Change
	3.15  Labor Agreements, Benefit Plans and Employment
Agreements
	3.16  ERISA
	3.17  Employees and Consultants
	3.18  Overtime, Back Wages, Vacations, and Minimum
Wages
	3.19  Discrimination, Occupational Safety,
Environmental Control and Other Statutes and Regulations
	3.20  Contracts and Commitments
	3.21  Insurance
	3.22  Litigation
	3.23  Proprietary Rights
	3.24  No Breach of Statute, Decree, Order or Contract
	3.25  Guaranties
	3.26  Transactions With Affiliates, Directors and
Others
	3.27  Officers and Directors
	3.28  Brokers or Finders
	3.29  Disclosure
	3.30  HitCom Investment Intent
	3.31  Survival

ARTICLE IV       COVENANTS AND AGREEMENTS
		[Intentionally deleted]

ARTICLE V	ACTIONS TAKEN AT THE CLOSING BY HITCOM AND
	5.0	Actions taken at the Closing by Beil
	5.1	Actions taken at the Closing by HitCom

ARTICLE VI	INDEMNIFICATION
	6.1	Indemnification
	6.2	Damages
	6.3	Notice and Procedures
	6.4	Rights of Indemnitor
	6.5	Final Claims Statement
	6.6	Survival, Calculations and Exclusive Remedy

ARTICLE VII	MISCELLANEOUS
	7.1  Notices
	7.2  Amendment
	7.3  Counterparts
	7.4  Binding on Successors and Assigns
	7.5  Severability
	7.6  Waivers
	7.7  Cooperation of Parties
	7.8  Headings
	7.9  Expenses


SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT ("Agreement") is made and entered into this 14th day of April 1997, by and between HitCom Corporation, Inc., a Delaware corporation ("HitCom") and Scott Beil, an individual currently residing in the State of Illinois ("Beil"), together being the parties to this Agreement ("Parties").

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Beil owns 100 shares of the common stock, no par value per share, of One Plus Marketing, Inc., an Illinois corporation ("One Plus"), which constitute all of the issued and outstanding shares of the capital stock of the One Plus (the "One Plus Stock"); and

WHEREAS, Beil desires to exchange eighty (80) shares of One Plus Stock, constituting 80% of the currently outstanding shares of One Plus Stock (the "Subject One Plus
Shares") for Five Million Eight Hundred thirty-seven
Thousand Five Hundred Three (5,837,503) newly issued shares of the common stock of HitCom, $0.001 par value per share
("HitCom Common Stock") constituting 70% of the currently outstanding shares of HitCom Common Stock (the "Subject
HitCom Shares"), and HitCom desires to issue and deliver to Beil the Subject HitCom Shares in exchange for the Subject
One Plus Shares; and

WHEREAS, Beil requires that he be permitted to maintain ownership of 70% of all outstanding HitCom Common Stock to the extent that any "Derivative Securities" (as hereafter defined) existing on the date hereof are subsequently exercised or converted and HitCom has agreed to grant to Beil the right to purchase such additional shares of HitCom
Common Stock pursuant to an anti-dilution option; and

WHEREAS, it is the desire of the Parties that the transactions contemplated hereby constitute a tax-free reorganization under Section 368(a)(1)(B) of the Internal
Revenue Code of 1986, as amended (the "Code");

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:


ARTICLE I

TERMS OF PURCHASE AND SALE

Exchange of Stock.
Upon the terms and subject to the
conditions of this Agreement, immediately following the execution and delivery of this Agreement:

		(a)	Beil is transferring and delivering to HitCom
all of the Subject One Plus Shares, free and clear of all options, pledges, security interest, liens, charges, rights or other encumbrances or restriction on transfer
(collectively, the "Encumbrances") of any kind whatsoever, other than as may be described herein; and

		(b)	HitCom is transferring and delivering to Beil
(i) the Subject HitCom Shares, free and clear of all Encumbrances of any kind whatsoever, other than as may be described herein, and (ii) an anti-dilution option, in the form attached hereto as Exhibit A (the "Anti-Dilution
Option").

Closing.
The consummation of the exchange described in Section 1.0 above
(the "Exchange") and the other transactions provided for or contemplated hereby (the "Closing") is being consummated contemporaneously with the execution and delivery of the Agreement.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BEIL

Beil represents, warrants and covenants to HitCom as follows:

Organization, Qualification and Authorization.
One Plus is duly organized, validly
existing and in good standing under the laws of the State of Illinois. One Plus has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is not required by law to be qualified as a foreign corporation to do business in any jurisdiction where the nature of its business or the ownership or lease of its properties requires such qualifications, except where the failure to qualify would not have a materially adverse effect on the business of One Plus. Beil has the full power and legal capacity to enter into this Agreement and to carry out his obligations hereunder.


Capitalization.
The authorized stock of One Plus consists
solely of 1,000 shares of common stock, no par value, of which 100 shares are issued and outstanding. All of One Plus' issued and outstanding stock is owned beneficially and
of record by Beil.   The issued and outstanding stock of One
Plus has been duly and validly issued, and is fully paid and non-assessable. None of such shares is subject to any Encumbrance.

No Additional Stock Issuable.
One Plus has no outstanding stock purchase warrants or options, nor securities convertible into any class of the capital stock of One Plus; it has no shares which it is committed to issue but which are as yet unissued; and neither One Plus nor the Beil is a party to any agreement obligating either of them to issue or transfer, or restricting either of them from transferring, at present or upon the occurrence of any event, any securities of One Plus.

Subsidiaries and Partnership
Interests.
One Plus has no subsidiaries or interests in any joint venture, general or limited partnerships.

Authority; No Conflict.
This Agreement constitutes the
legal, valid and binding obligation of Beil enforceable against Beil in accordance with its terms. Beil has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform his obligations hereunder. Except as set forth in
Schedule 2.4, neither the execution and delivery of this Agreement by Beil nor the consummation of the Exchange or any other transaction contemplated hereby will:

	(a)	violate or conflict with any provision of the
Certificate or Articles of Incorporation or the By-Laws of One Plus;

	(b)	violate or conflict with any provision of any law,
rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, governmental agency or instrumentality, domestic, or foreign, or arbitrator, binding upon Beil or One Plus;

	(c)	result in a breach of, or constitute a default
under (or with notice or lapse of time or both would result in a breach of or constitute a default under) or otherwise give any person the right to terminate, any lease, license, contract or other agreement or instrument to which One Plus is a party or by which it is bound;

	(d)	result in, or require, the creation or imposition
of, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or used by One Plus.

Except as disclosed in Schedule 2.4, neither the Beil nor One Plus are required to give prior notice to, or obtain any consent, approval or authorization of, any governmental authority, creditor or other party in connection with the execution and delivery of this Agreement or the consummation of the Exchange or any other transaction contemplated by it.


Financial Statements.
Beil has delivered to HitCom:  (a)
 unaudited balance sheets of One Plus as at December 31, 1995 and 1996, and the related unaudited statements of income, changes in stockholder's equity and cash flows for each of the fiscal years then ended, and (b) an unaudited consolidated balance sheet of One Plus as at January 31, 1997 (the "One Plus Interim Balance Sheet") and the related unaudited statements of income, changes in stockholder's equity and cash flow for period then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and results of operations of One Plus as at the respective dates thereof and for the periods referred to, all in accordance with generally accepted United States accounting principles ("GAAP"), subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes, which, if presented, would not differ materially from those included in the Balance Sheet as at December 31, 1996 (the "1996 Balance Sheet") referred to above. The financial statements referred to in this Section 2.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

Books and Records.
The books of account, minute books, stock record books and other records of One Plus, all of which have been made available to HitCom, are complete and correct and have been maintained in accordance with sound business practices.

Title to Properties; Encumbrances.
Schedule 2.7 describes all real property, leaseholds or other real property interests therein owned by One Plus. One Plus owns
(with good and marketable title in the case of real property) all the properties and assets (real, personal and mixed, tangible and intangible) reflected in the 1996
Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases not required to be disclosed in the 1996 Balance Sheet or One Plus Interim
Balance Sheet and property sold since the date of the 1996
Balance Sheet and the One Plus Interim Balance Sheet, as the case may be, in the ordinary course of business and consistent with past practice), and all of the properties and assets purchased or otherwise acquired by One Plus since the date of the 1996 Balance Sheet (except for personal property acquired and sold since the date of the 1996
Balance Sheet in the ordinary course of business and consistent with past practice). Except as listed on
Schedule 2.7, properties and assets reflected in the 1996
Balance Sheet and the One Plus Interim Balance Sheet are free and clear of all liens, security interests, and other encumbrances.

Condition and Sufficiency of Assets.
To the knowledge of Beil, the buildings, plants, structures and equipment of One Plus are structurally sound with no known defects, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment of One Plus are sufficient for the conduct of its business, as currently being conducted. Schedule 2.8 lists all items of machinery and equipment owned by One Plus having a book value or replacement cost in excess of [$1,000].

Accounts Receivable.
All accounts receivable of One Plus
that are reflected in the Balance Sheet or the One Plus
Interim Balance Sheet arose from sales actually made in the ordinary course of business. Attached as Schedule 2.9 is a true, complete and correct aging schedule of all accounts receivable and trade accounts due One Plus as of the date hereof.

Inventory.
All inventory of One Plus, whether or not reflected in the 1996 Balance Sheet or the One Plus Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the 1996 Balance Sheet or the One Plus Interim Balance Sheet or on the accounting records of One Plus as of the Closing Date, as the case may be. The quantities of each type of inventory are not excessive, but are reasonable and warranted in the present circumstance of One Plus.

No Undisclosed Liabilities.
Except as set forth in Schedule 2.11, One Plus has no knowledge of liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not fully reflected or reserved against in the 1996 Balance Sheet or the One Plus Interim Balance
Sheet, except liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the respective dates thereof.

Taxes.
One Plus has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to the laws, regulations or administrative requirements of each governmental body with taxing power
over it or its assets.   One Plus has paid, or made
provision for the payment of, all taxes that have or may have become due pursuant to such tax returns, or otherwise, or pursuant to any assessment received by One Plus, except such taxes, if any, as are set forth in Schedule 2.12 and are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted United States accounting principles consistently applied) have been provided in the 1996 Balance Sheet and the Interim Balance Sheet. The United States federal and state income tax returns of One Plus have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through 199___. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in
Schedule 2.12, are being contested in good faith by appropriate proceedings. One Plus has not given or been requested to give any waivers or extensions of any statute of limitations relating to the payment of taxes of One Plus or for which One Plus may be liable. The charges, accruals and reserves with respect to taxes on the books of One Plus are adequate (determined in accordance with GAAP) and are at least equal to One Plus's current and deferred liabilities for taxes. There exists no proposed tax assessment against One Plus except as disclosed in the 1996 Balance Sheet, the One Plus Interim Balance Sheet or in Schedule 2.12. All taxes that One Plus is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or taxing authority. To the knowledge of Beil, all tax returns filed by One Plus are true, correct and complete in all material respects.

No Material Adverse Change.
Since the date of the 1996 Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets or condition of One Plus or any event, condition or contingency that is likely to result in such a material adverse change.


Labor Agreements, Benefit Plans and Employment Agreements.
Except as set forth in Schedule 2.14, One Plus is not a party to or otherwise subject to (i) any union, collective bargaining or similar agreement; (ii) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan or agreement; (iii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance, automobile, club memberships and other plans and related benefits; or (iv) any employment agreement not terminable without penalty on 30 days written notice.
There are no negotiations, demands or proposals which are pending which concern matters covered by the type of agreement listed in this paragraph.

ERISA.
All "employee welfare benefit" and "employee pension benefit" plans, as defined in Sections 3 (1) and 3 (2), respectively, of the Employee Retirement Income Security Act of 1974, as amended and in effect ("ERISA"), established or maintained by One Plus in which employees of One Plus are participating (singly, a "Plan" and, collectively, the "Plans") are included in Schedule 2.15. No Plan had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no liability to the Pension Benefit Guaranty Corporation ("PBGC") has been, or is expected by One Plus to be, incurred with respect to any such Plan by One Plus. As to each Plan which is a defined benefit plan with the meaning of Section 3 (35) of ERISA, the value of the assets thereof as of December 31, 1996, as determined by such plans independent actuaries, exceeds the present value, as determined by such actuaries as of such date, of the benefits vested under such Plan which are guaranteed by the Pension Benefit Guaranty Corporation under Title IV of
ERISA. None of the Plans is a multi-employer plan within the meaning of Section 3(37) of ERISA, and One Plus has not maintained or sponsored, has not been required to contribute to, has not terminated or withdrawn, and is not aware of any withdrawal liability (as defined in Section 4201 of ERISA) assessed or to be assessed against One Plus with respect to any defined benefit plan or multi-employer plan in which employees of One Plus have participated. The Plans have been administered in substantial compliance with their terms and with all material filing, reporting, disclosure, and other requirements of ERISA. Each Plan (together with its related funding instrument) which is an employee pension benefit plans qualified under Section 401 of the Code and each such Plan and its related funding instrument have been the subject of a favorable determination letter issued by the Internal Revenue Service holding that such Plan and funding instrument are so qualified under Section 401(a) of the Code as in effect prior to the enactment of the Tax Reform Act of 1986, and nothing has occurred which would cause such letters to become invalid assuming that One Plus timely amends such plans to comply with the Code as presently in effect. Neither One Plus nor any or its employees or directors, nor to the best of Beil's knowledge any Plan fiduciary of any of the Plans, has engaged in any transaction in violation of Section 406 (a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975
 (c) (1) of the Code) for which no exemption exists under 408 (b) of ERISA or Section 4975 (d) of the Code or for which no administrative exemption has been granted under
Section 408 (a) of ERISA, and no "reportable event" (as defined in Section 4043 of ERISA) for which the 30 day notice requirement has not been waived, other than such as may arise out of the consummation of the transactions contemplated by this Agreement, has occurred in connection with any Plan. No matter is pending relating to any Plan before any court or governmental agency, except as otherwise disclosed herein.

Employees and Consultants.
Set forth on Schedule 2.16 is a list setting forth (i) all current employees of
One Plus not covered by collective bargaining agreements whose salary rate exceeds $30,000.00 per year, and (ii) all consultants (other than lawyers and accountants) performing services for One Plus since December 31, 1995, together with the job title of such employees or the services provided by such consultants and the current compensation rate (including bonuses) of such employees and the fees paid or payable to such consultants. Schedule 2.16 also contains a summary description of any employment or other agreement or understanding, whether or not written, with any such person that is not terminable upon 30 days notice without penalty.

Overtime, Back Wages, Vacations, and Minimum Wages.
Except as disclosed on Schedule 2.17, to the knowledge of Beil, no present or former employee of One Plus has any claim against it (whether under federal or state law, under any employment agreement or otherwise), on account of or for (i) overtime pay other than for current payroll; (ii) wages or salary for any period other than the current payroll; (iii) bonuses; (iv) vacation, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current fiscal year; (v) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work; or (vi)
 any rights or claims which would result from consummation of the transaction contemplated by this Agreement.

Discrimination, Occupational Safety,
Environmental Control and Other Statutes and Regulations. Except as disclosed in Schedule 2.18, neither Beil nor One Plus have received any notice of any claim or have any reason to believe that there is any basis for any action or proceeding against One Plus arising out of any statute, ordinance or regulation relating to discrimination in employment, termination of employment, or unemployment practices, occupational safety and health standards, or environmental pollution or control, which if upheld would have a materially adverse effect on its business or condition, financial or otherwise. To Beil's knowledge, One Plus has properly disposed of all hazardous waste for which it is lawfully responsible, and to the knowledge of Beil, there are no hazardous wastes or substances on any property owned or occupied by One Plus.

Contracts and Commitments.
 Except as set forth in Schedule 2.19, the 1996 Balance Sheet or One Plus Interim Balance Sheet, One Plus does not have outstanding and is not a party to: (i) any contract or commitment requiring it to render services or make a payment at a price or in an amount of over $10,000.00 in the aggregate, other than [a] any contract or commitment of not more than $25,000.00 entered into in the ordinary course of business, or [b] any contract or commitment of not more than $25,000.00 which is terminable upon not more than one months notice without penalty; (ii) any lease of any real or personal property under which it is lessor; (iii) any revocable or irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever; or (iv) any loan agreement, security agreement, indenture, promissory note, conditional sales agreements or other similar agreement.
All of such contracts and commitments are valid, binding and in full force and effect in accordance with their terms, and none require the consent of any other party which has not been or will not be obtained prior to the consummation of the transactions contemplated by this Agreement. To the knowledge of Beil, One Plus and the other parties to such material contracts, have complied or are presently in compliance with the provisions thereof, and One Plus is not in default and, to the knowledge of the Beil, no other party is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained therein, and no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default thereunder.

	Insurance.
 One Plus has been continuously and is presently insured for reasonable amounts with insurance companies believed by Beil to be responsible and financially sound against such risks as companies engaged in providing professional and consulting engineering services are, in accordance with good business practice, customarily insured, including but not limited to professional and consulting engineering professional liability insurance and casualty and fire insurance. No pending or threatened claim has been made against any insurer or One Plus on account of any such policy or policies of insurance, and One Plus has not received any cancellation notices or indication that the insurer is unwilling to renew or continue coverage. Within the past five years, no insurer has canceled or refused to issue a policy of insurance to One Plus. Set forth on
Schedule 2.20 is a list setting forth the carrier, the amount and type of coverage, the term, the expiration date, the premium and the broker for all insurance policies and bonds in force covering One Plus and its properties, operations and personnel. Such parties are sufficient for all requirements of law and all agreements to which One Plus is a party or by which it is bound, and none of such policies will in any way be affected by, terminate or lapse by reason of the transactions contemplated by this Agreement.

Litigation.
Except as set forth on Schedule 2.21, (i) neither Beil nor One Plus are subject to any judgment, award, injunction, rule, order, or decree in which relief is sought involving, affecting, or relating to the ownership, operation, or use of their assets or the conduct of One
Plus business or which would prevent, delay, or make illegal the transactions contemplated by this Agreement,
(ii) there are no actions, lawsuits, audits, investigations, claims, or proceedings pending or, to the knowledge of Beil, threatened against, involving, affecting, or relating to One Plus or to its ownership, operation or use of its assets or to the conduct of its business before any court, arbitrator, or federal, state, municipal, or other governmental department, board, agency, or instrumentality, or (iii) to the knowledge of Beil, there exist no facts to serve as a basis, under current laws or regulations, for the institution of any action, lawsuit, audit, investigation, claim or proceeding which might affect materially and adversely the business or the financial condition of One Plus.

Proprietary Rights.
Except as set forth on Schedule 2.22,
One Plus does not own or use any patents, trademarks, copyrights, computer programs, software, trade secrets or other proprietary rights. To the knowledge of Beil, One Plus is not infringing upon or otherwise acting adversely to any such rights owned by any other party or parties, and there is no such claim or action pending or, to the knowledge of Beil, threatened.

No Breach of Statute, Decree, Order or Contract.
Except as disclosed in any schedule hereto, subject to any applicable grace period, One Plus is not in default under or in violation in any material respect of any applicable statute, law, ordinance, decree, order, rule or regulation of any governmental body, or the provisions of any franchise of license, or in default under or in violation of any provision of its Certificate or Articles of Incorporation, By-Laws, any promissory notes, indentures, or any evidence of indebtedness or security therefor, or any lease, contract, purchase or other commitment or any other agreement by which it is bound which could result in a materially adverse effect on its business or condition, financial or otherwise.

Guaranties.
Except as set forth on Schedule 2.24 or in the 1996 Balance Sheet, One Plus is not a guarantor, indemnitor or otherwise liable for any indebtedness of any other person, firm or corporation, except as endorser on checks received by it and deposited in the ordinary course of business.

Transactions With Affiliates, Directors and Others.
Except as set forth in Schedule
2.25, (i) One Plus is not indebted to Beil or to any director, officer or employee, except for amounts due as normal salaries, wages and bonuses for the current period at rates in effect prior to December 31, 1996, or subsequently accrued for the current fiscal year in accordance with One Pluss regular past practice, or in reimbursement of ordinary expenses on a current basis; (ii) neither Beil nor any director, officer or employee of One Plus is indebted to One Plus except for advance for ordinary business expenses for which such Beil, directors, officers or employees are accountable; and (iii) neither Beil nor any officer or director has any material financial interest in any transaction with One Plus in which it is in competition with One Plus.

Officers and Directors.
Set forth in Schedule 2.26 is a
list of the officers and directors of One Plus.

Beil Investment Intent.
Beil represents and warrants
that:

	(a)	he is acquiring Subject HitCom Shares and the
HitCom Common Stock issuable pursuant to the Anti-Dilution
Option for investment, for his own account and not with a view to the distribution or resale thereof;

	(b)	he will not sell, hypothecate or otherwise dispose
of all or any part of the Subject HitCom Shares or the HitCom Common Stock issuable pursuant to the Anti-Dilution
Option unless such Subject HitCom Shares or HitCom Common
Stock issuable pursuant to the Anti-Dilution Option have been registered under the Securities Act of 1933, as amended
 (the "Securities Act"), and applicable state securities laws or, in the opinion of counsel satisfactory to HitCom, an exemption from the registration requirements of the Securities Act and such state securities laws is available, and he agrees that a legend to the foregoing effect may be placed upon any certificates or other documents issued to them representing the Subject HitCom Shares or HitCom Common
Stock issuable pursuant to the Anti-Dilution Option, and the records of Hitcom may be marked to indicate such restrictions on transfer;

	(c)	he has such knowledge and experience in financial
and business matters that he is capable of evaluating the merits and risks of an investment in HitCom;

	(d)	he has evaluated and understands the risks and
terms of his investment in HitCom, and he understands the speculative nature of an investment in HitCom; and

	(e)	he has had an opportunity to ask questions of
management of HitCom concerning his investment in HitCom and to obtain such information as he deemed necessary to his evaluation of his investment in HitCom.

Brokers or Finders.
Beil has incurred no obligation or
liability, contingent or otherwise, for brokerage or finders fees or agents commissions or other like payment in connection with this Agreement.

Disclosure.
No representation or warranty by Beil in this Agreement, nor any schedule, statement or certificate furnished or to be furnished to HitCom pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

Survival.
All covenants, representations and warranties made by Beil shall survive the Closing for a period of six (6) months.


ARTICLE III

	REPRESENTATIONS, WARRANTIES AND COVENANTS OF HITCOM

	HitCom represents, warrants and covenants to Beil as follows:

Organization, Qualification and Authorization.
HitCom is duly organized, validly existing and in good standing under the laws of the State of Delaware. HitCom has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is not required by law to be qualified as a foreign corporation to do business in any jurisdiction where the nature of its business or the ownership or lease of its properties requires such qualifications. HitCom has the full power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by HitCom has been duly and effectively authorized and approved by all requisite actions and no other acts or proceedings are necessary to authorize this Agreement or the transactions contemplated hereby.

Capitalization.
The authorized capital stock of HitCom
consists of 50,000,000 shares of HitCom Common Stock, $0.001 par value, of which 2,501,787 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $0.001 par value, of which 1,051,250 shares of 8% convertible preferred stock are issued and outstanding. The issued and outstanding stock of HitCom has been duly and validly issued, and is fully paid, non-assessable and free of preemptive rights.

Derivative Securities.
As of the date of this Agreement,
except as set forth in Schedule 3.2, HitCom does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of HitCom Common Stock or any securities representing the right to purchase or otherwise receive any shares of HitCom Common Stock or securities convertible into or exercisable for any shares of HitCom Common Stock (collectively, "Derivative Securities"). Except to set forth in Schedule 3.2, neither the issuance and transfer of the Subject HitCom Shares pursuant to Section 1.0 hereof nor the consummation of the Exchange or other transactions contemplated hereunder will affect the number of shares of HitCom Common Stock covered by any Derivative Securities or the exercise or purchase price for the shares covered thereunder. Except as set forth in Schedule 3.2, since December 31, 1996, HitCom has not issued or entered into any agreement to issue any shares of HitCom Common Stock, any securities convertible into or exercisable for any shares of HitCom Common Stock, or any other form of Derivative Securities.

SEC Requirements.
HitCom is not registered, and is not
required to register the HitCom Common Stock or any other class of its securities, under the Securities Exchange Act of 1934, as amended.

Subsidiaries and Partnership Interests.
HitCom has no subsidiaries or interests in joint ventures, general or limited partnerships except as listed on Schedule 3.4 hereto. Schedule 3.4 contains a description of HitCom's ownership interest in each such subsidiary, joint venture or partnership.

Authority; No Conflict.
This Agreement constitutes the legal, valid and binding obligation of HitCom enforceable against HitCom in accordance with its terms. HitCom has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. Except as set forth in
Schedule 3.5 neither the execution and delivery of this Agreement by HitCom nor the consummation of the Exchange or any other transaction contemplated hereunder will:

	(a)	violate or conflict with any provision of the
Certificate or Articles of Incorporation of By-Laws of HitCom;

	(b)	violate or conflict with any provision of any law,
rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, governmental agency or instrumentality, domestic, or foreign, or arbitrator, binding upon HitCom;

	(c)	result in a breach of, or constitute a default
under (or with notice or lapse of time or both result in a breach of or constitute a default under) or otherwise give any person the right to terminate, any lease, license, contract or other agreement or instrument to which HitCom is a party or by which it is bound;

	(d)	result in, or require, the creation or imposition
of, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or used by HitCom.

Except as disclosed in Schedule 3.5, HitCom is not required to give prior notice to, or obtain any consent, approval or authorization of, any governmental authority, creditor or other party in connection with the execution and delivery of this Agreement or the consummation of the Exchange or any other transaction contemplated hereby.

Financial Statements.
HitCom has delivered to Beil:  (a)
audited balance sheets of HitCom as at March 31, 1996, and the related audited statements of income, changes in stockholders equity and cash flow (hereinafter referred to as the "Balance Sheet"), and (b) an unaudited consolidated balance sheet of HitCom as at December 31, 1996 (the "HitCom Interim Balance Sheet") and the related unaudited statements of income, changes in stockholders' equity and cash flow for the nine months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and results of operations of HitCom as at the respective dates thereof and for the periods referred to, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.6 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

Books and Records.
The books of account, minute books, stock record books and other records of HitCom, all of which have been made available to Beil, are complete and correct and have been maintained in accordance with sound business practices.

Title to Properties; Encumbrances.
Schedule 3.8 describes all real property, leaseholds or other real property interests therein owned by HitCom. HitCom owns
(with good and marketable title in the case of real property) all the properties and assets (real, personal and mixed, tangible and intangible) that it purports to own, including, but not limited to, all the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases not required to be disclosed in the Balance Sheet and Interim
Balance Sheet and property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the ordinary course of business and consistent with past practice), and all of the properties and assets purchased or otherwise acquired by HitCom since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the ordinary course of business and consistent with past practice).
Except as listed on Schedule 3.8 properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all liens, security interests and encumbrances.

Condition and Sufficiency of Assets.
To the knowledge of HitCom, the buildings, plants, structures and equipment of HitCom are structurally sound with no known defects, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment of HitCom are sufficient for the continued conduct of HitCom's business. Schedule 3.9 lists all items of machinery and equipment owned by HitCom having a book value or replacement cost in excess of $1,000.


Accounts Receivable.
All accounts receivable of HitCom
that are reflected in the Balance Sheet or the HitCom Interim Balance Sheet represent or will represent valid obligations arising from sales actually made in the ordinary course of business, and are current and collectible net of the respective reserves shown on the Balance Sheet or the HitCom Interim Balance Sheet or on the accounting records of HitCom as of the Closing Date.

Inventory.
 All inventory of HitCom, whether or not reflected in the Balance Sheet or the HitCom Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the HitCom Interim Balance Sheet or on the accounting records of HitCom as of the Closing Date, as the case may be. The quantities of each type of inventory are not excessive, but are reasonable and warranted in the present circumstance of HitCom.

No Undisclosed Liabilities.
Except as set forth in Schedule 3.12, HitCom has no knowledge of any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that were not fully reflected or reserved against in the Balance Sheet or the HitCom Interim
Balance Sheet, except liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the respective dates thereof.

Taxes.
HitCom has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to the laws, regulations or administrative requirements of each governmental body with taxing power over it or its assets. Hit has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to such tax returns, or otherwise, or pursuant to any assessment received by Hitcom, except such taxes, if any, as are set forth in Schedule 3.13 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the HitCom Interim Balance Sheet. The United States federal and state income tax returns of HitCom have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through 199___.
 All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in
Schedule 3.13, are being contested in good faith by appropriate proceedings. HitCom has not given or been requested to give any waivers or extensions of any statute of limitations relating to the payment of taxes of HitCom or for which HitCom may be liable. The charges, accruals and reserves with respect to taxes on the books of HitCom are adequate (determined in accordance with generally accepted United States accounting principles consistently applied) and are at least equal to HitCom's current and deferred liabilities for taxes. There exists no proposed tax assessment against HitCom except as disclosed in the Balance Sheet, the HitCom Interim Balance Sheet or in Schedule 3.13.
 All taxes that HitCom is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or taxing authority. To the knowledge of HitCom, all tax returns filed by HitCom are true, correct and complete.


No Material Adverse Change.
Since the date of the
Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets or condition of HitCom or any event, condition or contingency that is likely to result in such a material adverse change.


Labor Agreements, Benefit Plans and Employment Agreements.
Except as set forth in Schedule 3.15, HitCom is not a party to or otherwise subject to (i) any union, collective bargaining or similar agreement; (ii) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan or agreement; (iii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance, automobile, club memberships and other plans and related benefits; or (iv) any employment agreement not terminable without penalty on 30 days written notice.
There are no negotiations, demands or proposals which are pending which concern matters covered by the type of agreement listed in this Section 3.15.

ERISA.
All Plans established or maintained by HitCom in which employees of HitCom are participating are included in Schedule 3.16.
No Plan had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no liability to the Pension Benefit
Guaranty Corporation ("PBGC") has been, or is expected by HitCom to be, incurred with respect to any such Plan by HitCom. As to each Plan which is a defined benefit plan with the meaning of Section 3 (35) of ERISA, the value of the assets thereof as of December 31, 1996, as determined by such plans independent actuaries, exceeds the present value, as determined by such actuaries as of such date, of the benefits vested under such Plan which are guaranteed by the Pension Benefit Guaranty Corporation under Title IV of ERISA. None of the Plans is a multi-employer plan within the meaning of Section 3(37) of ERISA, and HitCom has not maintained or sponsored, has not been required to contribute to, has not terminated or withdrawn, and is not aware of any withdrawal liability (as defined in Section 4201 of ERISA) assessed or to be assessed against HitCom with respect to any defined benefit plan or multi-employer plan in which employees of HitCom have participated. The Plans have been administered in substantial compliance with their terms and with all material filing, reporting, disclosure, and other requirements of ERISA. Each Plan (together with its related funding instrument) which is an employee pension benefit plans qualified under Section 401 of the Internal Revenue
Code of 1986, as amended (the "Code"), and the regulations issued thereunder, and each such Plan and its related funding instrument have been the subject of a favorable determination letter issued by the Internal Revenue Service holding that such Plan and funding instrument are so qualified under Section 401(a) of the Code as in effect prior to the enactment of the Tax Reform Act of 1986, and nothing has occurred which would cause such letters to become invalid assuming that HitCom timely amends such plans to comply with the Code as presently in effect. Neither
HitCom nor any or its employees or directors, nor to the best of Hitcom's knowledge any Plan fiduciary of any of the Plans, has engaged in any transaction in violation of
Section 406 (a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975 (c) (1) of the Code) for which no exemption exists under 408 (b) of ERISA or Section 4975 (d) of the Code or for which no administrative exemption has been granted under Section 408
(a) of ERISA, and no "reportable event" (as defined in Section 4043 of ERISA) for which the 30 day notice requirement has not been waived, other than such as may arise out of the consummation of the transactions contemplated by this Agreement, has occurred in connection with any Plan. No matter is pending relating to any Plan before any court or governmental agency, except as otherwise disclosed herein.

Employees and Consultants.
Set forth on Schedule 3.17 is a list setting forth (i) all current employees of
HitCom not covered by collective bargaining agreements whose salary rate exceeds $30,000.00 per year, and (ii) all consultants (other than lawyers and accountants) performing services for HitCom or any subsidiary since December 31, 1996, together with the job title of such employees or the services provided by such consultants and the current compensation rate (including bonuses) of such employees and the fees paid or payable to such consultants. Schedule 3.17 also contains a summary description of any employment or other agreement or understanding, whether or not written, with any such person that is not terminable upon 30 days notice without penalty.

Overtime, Back Wages, Vacations, and Minimum Wages.
Except as disclosed on
Schedule 3.18, no present or former employee of HitCom has any claim against it (whether under federal or state law, under any employment agreement or otherwise), on account of or for (i) overtime pay other than for current payroll, (ii) wages or salary for any period other than the current payroll, (iii) bonuses, (iv) vacation, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current fiscal year, (v) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work, or (vi) any rights or claims which would result from consummation of the transaction contemplated by this Agreement.

Discrimination, Occupational Safety,
Environmental Control and Other Statutes and Regulations.
 Except as disclosed in Schedule 3.19, HitCom has not received any notice of any claim or have any reason to believe that there is any basis for any action or proceeding against HitCom arising out of any statute, ordinance or regulation relating to discrimination in employment, termination of employment, or unemployment practices, occupational safety and health standards, or environmental pollution or control, which if upheld would have a materially adverse effect on its business or condition, financial or otherwise. To HitCom's knowledge, HitCom has properly disposed of all hazardous waste for which it is lawfully responsible, and to the knowledge of HitCom, there are no hazardous wastes or substances on any property owned or occupied by it.

Contracts and Commitments.
Except as set forth in
Schedule 3.20, the Balance Sheet or HitCom Interim Balance Sheet, HitCom does not have outstanding and is not a party to: (i) any contract or commitment requiring it to render services or make a payment at a price or in an amount of over $10,000.00 in the aggregate, other than [a] any contract or commitment of not more than $25,000.00 entered into in the ordinary course of business, or [b] any contract or commitment of not more than $25,000.00 which is terminable upon not more than one month's notice without penalty; (ii) any lease of any real or personal property under which it is lessor; (iii) any revocable or irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever; or (iv) any loan agreement, security agreement, indenture, promissory note, conditional sales agreements or other similar agreement.
All of such contracts and commitments are valid, binding and in full force and effect in accordance with their terms, and none require the consent of any other party which has not been or will not be obtained prior to the consummation of the transactions contemplated by this Agreement. HitCom and, to the knowledge of HitCom, the other parties to such material contracts, have complied or are presently in compliance with the provisions thereof, and HitCom is not in default and, to the knowledge of HitCom, no other party is in default, in the performance, observation, or fulfillment of any obligation, covenant or condition contained therein, and no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default thereunder.

Insurance.
HitCom has been continuously and is presently insured for reasonable amounts with insurance companies believed by HitCom to be responsible and financially sound against such risks as companies engaged in providing professional and consulting engineering services are, in accordance with good business practice, customarily insured, including but not limited to professional and consulting engineering professional liability insurance and casualty and fire insurance. No pending or threatened claim has been made against any insurer or HitCom on account of any such policy or policies of insurance, and HitCom has not received any cancellation notices or indication that the insurer is unwilling to renew or continue coverage. Within the past five years, no insurer has canceled or refused to issue a policy of insurance to HitCom. Set forth on Schedule 3.21 is a list setting forth the carrier, the amount and type of coverage, the term, the expiration date, the premium and the broker for all insurance policies and bonds in force covering HitCom and its properties, operations and personnel. Such parties are sufficient for all requirements of law and all agreements to which HitCom is a party or by which it is bound, and none of such policies will in any way be affected by, terminate or lapse by reason of the transactions contemplated by this Agreement.

Litigation.
Except as set forth on Schedule 3.22,  (i)
HitCom is not subject to any judgment, award, injunction, rule, order, or decree in which relief is sought involving, affecting, or relating to the ownership, operation, or use of their assets or the conduct of HitCom's business or which would prevent, delay, or make illegal the transactions contemplated by this Agreement, (ii) there are no actions, lawsuits, audits, investigations, claims, or proceedings pending or, to the knowledge of HitCom, threatened against, involving, affecting, or relating to HitCom or to its ownership, operation, or use of its assets or to the conduct of its business before any court, arbitrator, or federal, state, municipal, or other governmental department, board, agency, or instrumentality, or (iii) to the knowledge of HitCom, there exist no facts to serve as a basis, under current laws or regulations, for the institution of any action, lawsuit, audit, investigation, claim, or proceeding which might affect materially and adversely the business, financial condition, or prospects of HitCom.


Proprietary Rights.
Except as set forth on Schedule 3.23,
HitCom does not own or use any patents, trademarks, copyrights, computer programs, software, trade secrets or other proprietary rights. To its knowledge, HitCom is not infringing upon or otherwise acting adversely to any such rights owned by any other party or parties, and there is no such claim or action pending or, to the knowledge of HitCom, threatened.

No Breach of Statute, Decree, Order or Contract.
Except as disclosed in any schedule hereto, subject to any applicable grace period, HitCom is not in default under or in violation in any material respect of any applicable statute, law, ordinance, decree, order, rule or regulation of any governmental body, or the provisions of any franchise of license, or in default under or in violation of any provision of its Certificate or Articles of Incorporation, By-Laws, any promissory notes, indentures, or any evidence of indebtedness or security therefor, or any lease, contract, purchase or other commitment or any other agreement by which it is bound which could result in a materially adverse effect on its business or condition, financial or otherwise.

Guaranties.
Except as set forth on Schedule 3.25 or in the Balance Sheet, HitCom is not a guarantor, indemnitor, or otherwise liable for any indebtedness of any other person, firm or corporation, except as endorser on checks received by it and deposited in the ordinary course of its business.


Transactions With Affiliates, Directors and Others.
Except as set forth in Schedule
3.26: (i) HitCom is not indebted to any director, officer or employee, except for amounts due as normal salaries, wages and bonuses for the current period at rates in effect prior to December 31, 1996, or subsequently accrued for the current fiscal year in accordance with HitCom's regular past practice, or in reimbursement of ordinary expenses on a current basis; (ii) neither HitCom nor any director, officer or employee of HitCom is indebted to HitCom except for advance for ordinary business expenses for which HitCom, directors, officers or employees are accountable; and (iii)
 neither HitCom nor any officer or director has any material financial interest in any transaction with HitCom in which it is in competition with HitCom.

Officers and Directors.
Set forth in Schedule 3.27 is a
list of the officers and directors of HitCom.

Brokers or Finders.
HitCom has incurred no obligation or
liability, contingent or otherwise, for brokerage or finders fees or agents commissions or other like payment in connection with this Agreement.

Disclosure.
No representation or warranty by HitCom in this Agreement, nor any schedule, statement or certificate furnished or to be furnished to Beil pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, not misleading.

HitCom Investment Intent.
HitCom represents and warrants to Beil that:

	(a)	it is requiring the Subject One Plus Shares for
investment, for its own account and not with a view to the distribution or resale thereof;

	(b)	it will not sell, hypothecate or otherwise dispose
of all nor any part of the Subject One Plus Shares unless such Subject One Plus Shares have been registered under the Securities Act, and applicable state securities laws or, in the opinion of counsel satisfactory to Beil, an exemption from the registration requirements of the Securities Act and such state securities laws is available, and it agrees that a legend to the foregoing effect may be placed upon any certificate or other documents issued to it representing the Subject One Plus Shares;

	(c)	it has such knowledge and experience in financial
and business matters that it is capable of evaluating the merits and risk of an investment in One Plus;

	(d)	it has evaluated and understands the risk and
terms of its investment in One Plus, and it understands the speculative nature of such an investment, and it can afford to bear the risk of its investment in One Plus; and

	(e)	it has had an opportunity to ask questions of Beil
and other representatives of One Plus concerning its investment in the Subject One Plus Shares and to obtain such information as it has deemed necessary to evaluate its investment in the Subject One Plus Shares.

Survival.
All covenants, representations and
warranties made by HitCom shall survive the Closing for a period of six (6) months.


ARTICLE IV

	COVENANTS AND AGREEMENTS

[Intentionally deleted]

ARTICLE V

ACTIONS TAKEN AT THE CLOSING BY HITCOM AND BEIL

Actions taken at the Closing by Beil.
At closing, Beil:

	(a)	delivered to HitCom a good standing certificate
issued by the Illinois Secretary of State with respect to One Plus, dated not less that three (3) business days immediately preceding the Closing; and

	(b)	delivered to HitCom copies of the following
documents, certified as to accuracy and completeness by the Secretary or President of One Plus:

		(i)	a certificate signed by Beil to the effect
that his representations and warranties set forth in this Agreement are true and correct in all material respects, both individually and collectively, as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) and that Beil has performed in all material respects, both individually and collectively, all of his obligations to be performed by him under this Agreement; and

		(ii)	an incumbency certificate of One Plus signed
by the Secretary or President, dated as of the date of this Agreement and setting forth the identity of the directors and officers of the One Plus and the offices held by such officers, certifying the genuineness of the signatures of the officers executing this Agreement and all instruments and certificates delivered on behalf of One Plus to HitCom pursuant hereto.


Actions taken at the Closing by HitCom.

At Closing HitCom:

	(a)	delivered to Beil a good standing certificate
issued by the Delaware Secretary of State with respect to HitCom, dated not less that three (3) business days immediately preceding the Closing;

	(b)	delivered to Beil copies of the following
documents, certified as to accuracy and completeness by the Secretary or President of HitCom:

		(i)	a certificate signed by the President of
HitCom, dated as of the Closing Date, to the effect that all of the representations and warranties of HitCom set forth in this Agreement are true and correct in all material respects, both individually and collectively, as of the date of this Agreement and (except to the extent that such representations and warranties speak as of an earlier date), and that HitCom has performed in all material respects, both individually and collectively, all obligations required to be performed by it under this Agreement;

		(ii)	the resolutions of the Board of Directors of
HitCom authorizing the execution and delivery of this Agreement and the consummation of the Exchange and all of the other transactions contemplated herein (including, without limitation, the reconstitution of the Board of Directors as of the Closing, to consist of five directors, three of whom to be designated by Beil and the remaining two directors of HitCom to be such persons designated by HitCom and approved by Beil, and HitCom's entering into the Anti-
Dilution Option and the Registration Agreement);

		(iii)	an incumbency certificate signed by the
Secretary or President, dated as to the Closing and setting forth the identity of the directors and officers of HitCom and the offices held by such officers, certifying the genuineness of the signatures of the officers executing this Agreement and all instruments and certificates delivered on behalf of HitCom to Beil pursuant hereto; and

	(c)	delivered to Beil copies of the Anti-Dilution
Option executed by HitCom.

ARTICLE VI

	INDEMNIFICATION

Indemnification
  (a)  Indemnity by Beil.   Beil
shall indemnify, defend and hold harmless HitCom from and against any and all losses, liabilities, costs, expenses or damages (including judgments and settlement payments) incident to, arising in connection with or resulting from any material misrepresentation, breach, non-performance or inaccuracy of any representation, indemnity, warranty, covenant or agreement by Beil made or contained in this Agreement or in any Exhibit, Schedule, certificate or document executed and delivered to HitCom by or on behalf of Beil pursuant to or in connection with this Agreement or the transactions contemplated herein.

	(b)	Indemnity by HitCom.   HitCom shall indemnify,
defend and hold Beil harmless from and against any and all losses, liabilities, costs, expenses or damages incident to, arising in connection with or resulting from any material misrepresentation, breach, non-performance or inaccuracy of any representation, indemnity, warranty, or any covenant or agreement by HitCom made or contained in this Agreement or in any Exhibit, Schedule, certificate or document executed and delivered to Beil by or on behalf of HitCom pursuant to or in connection with this Agreement or the transactions contemplated herein.

Damages.
 Any and all of the items for which HitCom or Beil may be entitled to indemnification pursuant to subsections (a) or
(b) of this Section herein after called "Damages".

Notice and Procedures.
When a Party becomes aware of
facts or a situation which may result in Damages for which it could be entitled to be indemnified hereunder, such Party (the "Indemnitee") shall submit a written notice (the "Initial Claim Notice") to the other Party (the "Indemnitor") to such effect with reasonable promptness after it first becomes aware of such matter, and shall furnish the Indemnitor with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on the filing by a third party of any action at law or in equity (a "Third Party Claim"), the Indemnitee shall provide the Indemnitor with an Initial Claim Notice not later than ten (10) days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim. Every Initial Claim Notice shall, if feasible, contain a reasonable estimate by the Indemnitee of the losses, costs, liabilities and expenses (including, but not limited to, costs and expenses of litigation and attorneys fees) which the Indemnitee may incur. In addition, each Initial Claim Notice shall name, when known, the person or persons making the assertions which are the basis for such claim. Failure by the Indemnitee to deliver an Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnitor of any of its or his obligations under this Agreement, except to the extent that actual monetary prejudice to the Indemnitor can be demonstrated as having resulted from such failure.

Rights of Indemnitor.
If, prior to the expiration of thirty (30) days from the mailing of an Initial Claim Notice (the "Claim Answer Period"), the
Indemnitor shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnitor shall settle, compromise or litigate in good faith such claim, and employ attorneys of its or his choice to do so; provided, however, that Indemnitee shall not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by Indemnitor, nor shall it or he be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its or his assets or a default in a lease or other contract, except a lease or other contract which is the subject of the dispute. If the Indemnitor elects to settle, compromise or litigate such claim, all reasonable expenses, including but not limited to all amounts paid in settlement or to satisfy judgments or awards and reasonable attorney's fees and costs, incurred by the Indemnitor in settling, compromising or litigating such claim shall be secured to the reasonable satisfaction of Indemnitee. Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives and agents, all pertinent information under its control. Indemnitee shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnitor has not, within the Claim Answer
Period, acknowledged in writing (i) liability therefor
(should such claim ultimately be resolved against Indemnitee), and (ii) its election to assume full responsibility for the settlement, compromise, litigation and payment of such claim, and to pursue any and all remedies against Indemnitor for Indemnitor's obligations under this ARTICLE VI. Indemnitor shall not settle or compromise any claim for damages or remedies other than money damages without the prior written consent of Indemnitee.

Final Claims Statement.
At such time as Damages
for which the Indemnitor is liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, Indemnitee shall forward a Final Claims Statement to the Indemnitor setting forth the amount of such Damages in reasonable detail on an itemized basis. Indemnitee shall supplement the Final Claims Statement with such supporting proof of loss (e.g. vouchers, agreements, etc.) as the Indemnitor may reasonably request in writing within thirty
(30) days after receipt of a Final Claims Statement. All amounts reflected on Final Claims Statements shall be paid promptly by Indemnitor to Indemnitee.

Survival, Calculations and Exclusive Remedy.
The representations and warranties of
the Parties shall survive the Closing Date for a period of one hundred and eighty (180) days, and no claim may be made based upon an alleged breach of any such representations and warranties unless the Initial Claim Notice is submitted to the Indemnitor on or before the expiration of such one hundred eighty (180) day period. In no event shall the aggregate amount of either Party payable under this ARTICLE VI exceed Five Hundred Thousand Dollars ($500,000). The amount of indemnity payable hereunder shall be reduced by proceeds received by the Indemnitee from insurance policies covering the damages sustained by the Indemnitee. Except with respect to the willful breach of a Party of any material provision of this Agreement, this ARTICLE VI sets forth the exclusive remedy of the Parties against the other Party for failure to satisfy its obligations with respect to any representation, warranty, covenant or agreement made by the Indemnitor.


ARTICLE VII

	MISCELLANEOUS

Notices.
Any notices or other communications required or permitted hereunder (including, by way of illustration and not limitation, any notice permitted or required under any Article hereof) to HitCom or Beil shall be sufficiently given if delivered in person or sent by registered mail, postage prepaid, addressed as follows:

		In the case of HitCom:

					HitCom Corporation
					700 North Second Street
					Third Floor
					St. Louis, Missouri  63102-2519
					(314) 231-1000

		In the case of Beil:
					One Plus, Inc.
					P.O. Box 825
					Edwardsville, Illinois  62025
					(618) 692-9372

or such substitute address as any party shall have given notice to the other in writing.

Amendment.
This Agreement may be amended or modified in whole or in part by an agreement in writing executed by each Party in the same manner as this Agreement and making specific reference thereto.

Counterparts.
This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

Binding on Successors and Assigns.
This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the Parties and their respective successors and assigns and, in the case of Beil, his personal representatives and heirs, and shall be assignable only with the prior written consent of the other Party.

Severability.
In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with other provisions of this Agreement.

Waivers.
The Parties may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereof, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with or modify any of the covenants or conditions contained in this Agreement and (d) waive or modify performance of any of the obligations of any of the Parties hereto; provided, that neither such an extension or waiver nor any failure to insist upon strict compliance with any obligation, covenant, agreement or upon strict compliance with any obligation, covenant, agreement or condition herein shall operate as a waiver of, or an estoppel with respect to, any subsequent insistence upon strict compliance.

Cooperation of Parties.
Each Party agrees to undertake any action and execute any contract, assignment, or other document or documents necessary to carry out the intent of this Agreement and complete the Exchange and the other transactions provided for herein. Each Party further agrees to comply with any reasonable request from the other Party for such action or execution of documents in a prompt and reasonable manner.

Headings.
The headings in the Articles and Sections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

Expenses.
Each Party shall be responsible for, and shall pay, all of the fees, costs and expenses incurred by them in connection with the negotiation, execution or performance of this Agreement.

IN WITNESS HEREOF, this Agreement has been duly executed by HitCom and Beil as of the date first above written.


	HITCOM CORPORATION

/s/ Anthony W. Hitt
Anthony W. Hitt
President



/s/ Scott A. Beil
Scott A. Beil